Statement by Jayne Shontell, Senior Vice President for Investor Relations
On March Financial Data

     Our monthly results for March continue to show strong results from a robust housing market and our disciplined growth strategies.

     Highlights include very strong growth in outstanding MBS and our total book of business. Following portfolio growth in January of 34.6 percent and in February of 9.5 percent, purchase and commitment volumes declined in March as tighter mortgage-to-debt spreads made such activity less attractive, and Fannie Mae’s portfolio contracted slightly as a result. As noted in our earnings press release, however, we have not changed our expectation for mid-teens portfolio growth for the full year.

     Risk measures, including the portfolio duration gap, remained favorable.

     This monthly release includes three changes, which are highlighted below:

Enhanced Credit Delinquency Disclosures

     The March Monthly Summary includes Fannie Mae’s enhanced delinquency disclosures reported and included in our initial 10-K filing with the Securities and Exchange Commission on March 31.

     The change in reporting of delinquent loans has been expanded from “at risk” loans to include the performance of all seriously delinquent conventional loans with and without third party credit enhancement. Included in the 10-K and beginning with the March Monthly Summary, we will report the single-family delinquency rate for three categories:

1.	Non-Credit Enhanced, which includes high quality loans without primary mortgage insurance (PMI) or other credit enhancements. As of December 31, 2002, these high-quality loans represented 73 percent of our conventional single-family book.

2.	Credit Enhanced, which includes loans that have PMI or other credit enhancements such as supplemental pool insurance or lender recourse.

3.	Total, for all loans included in the previous two categories (where loan level data is available).

     As is detailed in the 10-K, loans where Fannie Mae assumes full risk have lower serious delinquency rates than loans where it shares the risk with partners. This reflects Fannie Mae’s disciplined strategy of pricing for risk and using risk sharing on higher-risk loans.

Duration Gap Provided As A Monthly Average

     Starting this month, we are releasing the duration gap as a monthly average, and this will be the duration gap number we will release going forward. Previously a duration gap for the last business day of the month was published. This change will reduce the chance that a financial event on the last day of the month will make this measure unrepresentative of the portfolio’s average risk position for the month as a whole.

     In order to provide a complete data set for 2003 we are publishing today the monthly average duration gap for January and February. As seen in the chart below the difference between the month-end duration gap and the monthly average duration gap for the first three months this year was approximately one month.

1st Quarter Duration Gap

Month	End of the Month	Monthly Average

January	-4	-3
February	-5	-5
March	-3	-2

Net Interest Margin And Net Interest Yield To Be Released Quarterly.

     To carry out our compliance with the SEC’s new rule on the use of non-GAAP financial measures, effective March 28, 2003 for all public companies, Fannie Mae will report net interest margin and its GAAP equivalent, “net interest yield,” on a quarterly basis only.

     Net interest margin is a non-GAAP measure. The GAAP equivalent is “net interest yield.” A full reconciliation of these two measures requires both net interest income and purchased options expense, two income statement items, and therefore can only be done on a quarterly basis when we publish the quarterly income statement. (See Fannie Mae’s First Quarter 2003 Financial Results press release issued today for the margin, net interest yield and the reconciliation of the two measures for the first quarter, 2003.)

BUSINESS BALANCES AND GROWTH ($ in Millions)

	Mortgage Portfolio Balance 1/		Outstanding MBS 2/		Book of Business
	End Balance	Growth Rate 3/	End Balance	Growth Rate 3/	End Balance	Growth Rate 3/

April 2002	$739,277	9.2%	$910,563	20.8%	$1,649,840	15.5%

May 2002	741,084	3.0%	925,419	21.4%	1,666,503	12.8%

June 2002	740,744	-0.5%	945,497	29.4%	1,686,241	15.2%

July 2002	743,025	3.8%	960,114	20.2%	1,703,140	12.7%

August 2002	746,101	5.1%	974,021	18.8%	1,720,122	12.6%

September 2002	751,423	8.9%	990,393	22.1%	1,741,816	16.2%

October 2002	751,347	-0.1%	1,018,303	39.6%	1,769,650	21.0%

November 2002	760,759	16.1%	1,019,031	.9%	1,779,790	7.1%

December 2002	790,800	59.2%	1,029,456	13.0%	1,820,256	31.0%

YTD 2002	$790,800	11.9%	$1,029,456	19.9%	$1,820,256	16.4%

January 2003	$810,609	34.6%	$1,047,903	23.8%	$1,858,512	28.3%

February 2003	816,747	9.5%	1,073,564	33.7%	1,890,311	22.6%

March 2003	815,964	-1.1%	1,107,520	45.3%	1,923,484	23.2%

YTD 2003	$815,964	13.3%	$1,107,520	34.0%	$1,923,484	24.7%

BUSINESS VOLUMES ($ in Millions)

	MBS

	Single-	Multi-	Total Lender-	Fannie Mae	MBS Issues
	family	family	originated	MBS	Acquired	Portfolio	Business
	Issues	Issues	Issues 4/	Purchases 5/	by Others	Purchases	Volume

April 2002	$46,402	$967	$47,369	$12,506	$34,863	$23,175	$58,038

May 2002	40,856	597	41,453	8,396	33,057	17,432	50,489

June 2002	42,641	579	43,220	8,231	34,989	16,310	51,299

July 2002	41,523	826	42,349	10,618	31,731	17,586	49,317

August 2002	49,941	548	50,489	14,447	36,042	23,123	59,165

September 2002	63,426	597	64,023	19,204	44,819	33,518	78,338

October 2002	80,624	699	81,323	19,043	62,280	32,853	95,132

November 2002	80,375	951	81,326	33,535	47,791	47,807	95,599

December 2002	94,054	3,777	97,831	51,947	45,884	67,891	113,775

YTD 2002	$710,961	$12,336	$723,299	$245,039	$478,260	$370,641	$848,901

January 2003	$105,256	$1,390	$106,646	$42,858	$63,788	$57,281	$121,069

February 2003	92,720	465	93,185	27,530	65,655	40,420	106,075

March 2003	92,023	719	92,742	18,252	74,490	34,304	108,794

YTD 2003	$289,999	$2,574	$292,573	$88,640	$203,933	$132,005	$335,938

MORTGAGE PORTFOLIO COMMITMENTS, PURCHASES, AND SALES ($ in Millions)

		Purchases				Mortgage
	Retained	Single-		Total		Portfolio
	Commitments	family	Multifamily	Purchases	Net Yield 6/	Sales

April 2002	$19,582	$22,594	$582	$23,175	6.15%	$936

May 2002	18,181	16,695	737	17,432	6.49%	223

June 2002	22,165	15,897	414	16,310	6.52%	2,470

July 2002	29,724	17,173	413	17,586	6.27%	51

August 2002	41,263	22,650	473	23,123	5.97%	2

September 2002	57,039	33,112	406	33,518	5.75%	1,383

October 2002	67,342	32,297	556	32,853	5.61%	951

November 2002	52,766	47,131	676	47,807	5.52%	142

December 2002	29,214	66,703	1,188	67,891	5.42%	293

YTD 2002	$388,059	$363,149	$7,492	$370,641	5.92%	$9,582

January 2003	$25,097	$56,402	$879	$57,281	5.44%	$60

February 2003	51,238	39,814	606	40,420	5.32%	780

March 2003	39,548	33,621	683	34,304	5.20%	431

YTD 2003	$115,883	$129,837	$2,168	$132,005	5.34%	$1,271

1/ Excludes mark-to-market adjustments, deferred balances and allowance for losses. Includes $530 billion of Fannie Mae MBS as of March 31, 2003.
2/ MBS held by investors other than Fannie Mae’s portfolio.
3/ Growth rates are compounded.
4/ Excludes MBS issued from Fannie Mae’s portfolio, which was $1,439 million in March 2003.
5/ Included in total portfolio purchases.
6/ Yields shown on a taxable-equivalent basis.

LIQUIDATIONS ($ in Millions)	DELINQUENCY RATES

					Single-family Conventional 1/
	Mortgage Portfolio		Outstanding MBS
	Liquidations		Liquidations
					No Credit	Credit		Multifamily
	Amount	Annual Rate	Amount	Annual Rate	Enhancement 2/	Enhancement 3/	Total 4/	Total 5/

April 2002	$16,868	27.48%	$21,544	28.62%	0.28%	1.02%	0.50%	0.39%

May 2002	15,414	24.99%	18,357	24.00%	0.27%	0.99%	0.48%	0.27%

June 2002	14,193	22.99%	17,383	22.30%	0.27%	1.02%	0.49%	0.12%

July 2002	15,265	24.69%	17,153	21.60%	0.27%	1.04%	0.49%	0.10%

August 2002	20,059	32.33%	22,137	21.47%	0.28%	1.07%	0.51%	0.10%

September 2002	26,824	42.99%	29,797	36.40%	0.29%	1.12%	0.53%	0.08%

October 2002	31,990	51.09%	35,321	42.20%	0.29%	1.16%	0.53%	0.08%

November 2002	38,265	60.73%	47,184	55.58%	0.30%	1.24%	0.56%	0.10%

December 2002	37,569	58.11%	42,714	50.04%	0.31%	1.29%	0.57%	0.05%

YTD 2002	$277,419	37.35%	$324,177	34.37%

January 2003	$37,423	56.09%	$45,342	52.38%	0.32%	1.34%	0.59%	0.03%

February 2003	33,517	49.43%	40,771	46.12%	0.31%	1.36%	0.59%	0.06%

March 2003	34,668	50.96%	40,915	45.02%

YTD 2003	$105,608	52.25%	$127,029	47.73%

AVERAGE INVESTMENT BALANCES ($ in Millions)

	Net	Liquid	Total Net
	Mortgages	Investments	Investments

April 2002	$729,248	$66,039	$795,287

May 2002	733,400	72,043	805,443

June 2002	735,741	69,478	805,219

July 2002	736,718	67,460	804,178

August 2002	737,600	62,434	800,034

September 2002	742,119	63,856	805,975

October 2002	746,529	64,923	811,452

November 2002	749,432	76,959	826,391

December 2002	773,717	85,206	858,923

YTD 2002	$735,943	$68,658	$804,601

January 2003	$794,278	$75,849	$870,127

February 2003	808,377	63,706	872,083

March 2003	811,757	61,851	873,608

YTD 2003	$810,067	$62,779	$872,846

INTEREST RATE RISK DISCLOSURES

		Rate Level Shock (50bp) 7/ /		Rate Slope Shock (25bp) 7/

	Effective	1 Year Portfolio	4 Year Portfolio	1 Year Portfolio	4 Year Portfolio
	Duration Gap 6/	Net Interest	Net Interest	Net Interest	Net Interest
	(in months)	Income at Risk	Income at Risk	Income at Risk	Income at Risk

April 2002	0	3.5%	4.7%	1.8%	4.0%

May 2002	-1	1.9%	3.4%	1.9%	4.4%

June 2002	-4	1.2%	2.4%	3.0%	5.7%

July 2002	-9	3.8%	5.1%	4.5%	6.6%

August 2002	-14	6.5%	6.7%	6.7%	8.2%

September 2002	-10	4.4%	3.9%	5.3%	6.4%

October 2002	-6	2.7%	2.0%	6.0%	7.5%

November 2002	2	6.3%	4.9%	3.5%	5.9%

December 2002	-5	0.6%	1.6%	4.7%	6.6%

January 2003	-3	2.9%	3.8%	3.5%	5.7%

February 2003	-5	3.6%	1.3%	4.9%	6.8%

March 2003	-2	1.7%	2.8%	4.4%	6.7%

1/ Includes conventional loans three or more months delinquent or in foreclosure process as a percent of the number of loans.

2/ Loans without primary mortgage insurance or any credit enhancements.

3/ Loans with primary mortgage insurance and other credit enhancements.

4/ Total of single-family non-credit enhanced and credit enhanced loans.

5/ Includes loans two or more months delinquent as a percent of loan dollars and includes the total credit book-of-business.

6/ Effective January 2003, the duration gap is a weighted average for the month. Prior to 2003, the duration gap was calculated on the last day of the month.

7/ Expresses projected core net interest income under the more adverse of the interest rate and yield curve scenarios as a percentage of projected net interest income without the rate shocks.

MARCH 2003

Fannie Mae’s regular monthly financial disclosures for March reflect the company’s continued record of disciplined growth.

HIGHLIGHTS FOR MARCH INCLUDE:
•	Total business volume rose to $108.8 billion, the third largest on record.

•	Fannie Mae’s book of business grew at a compound annual rate of 23.2 percent.

•	Outstanding MBS grew at a compound annual rate of 45.3 percent, the highest in a decade.

•	Retained commitments were $39.5 billion and portfolio purchases were $34.3 billion. The portfolio balance fell at a 1.1 percent annual rate while outstanding portfolio commitments were a strong $73.4 billion at month-end.

•	Risk measures continued to be favorable. Fannie Mae’s portfolio duration gap moved to minus two months.

DISCLOSURE CHANGES:
•	The monthly summary table includes expanded delinquency disclosures, providing more information on single-family and multifamily along with a break-out of single-family conventional loans with and without credit enhancement.

•	Effective this month, the duration gap will be reported as a weighted average for the month. Previously a duration gap for the last business day of the month was published. We have published new numbers for January and February consistent with March so that all of 2003 is on the same basis.

•	To carry out our compliance with the SEC’s new rule on the use of non-GAAP financial measures, effective March 28, 2003 for all public companies, Fannie Mae will report net interest margin and its GAAP equivalent, “net interest yield,” on a quarterly basis only. Net interest margin is a non-GAAP measure. The GAAP equivalent is “net interest yield.” A full reconciliation of these two measures requires both net interest income and purchased options expense, two income statement items, and therefore can only be done on a quarterly basis when we publish the quarterly income statement.